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                                                                  Exhibit 3.19


STATEMENT OF INCORPORATORS

IN LIEU OF ORGANIZATION

MEETING

OF

LAW JOURNAL EXTRA, INC.

* * * * *

The certificate of incorporation of this corporation having been filed in the Department of State of the State of New York, the undersigned, being all of the incorporators named in said certificate, do hereby state that the following actions were taken on this day for the purpose of organizing this corporation:

1. By-laws for the regulation of the affairs of the corporation were adopted by the undersigned incorporators and were ordered inserted in the minute book immediately following the copy of the certificate of incorporation and before this instrument.

2. The following persons were unanimously elected as directors to hold office until the first annual meeting of stockholders or until their respective successors are elected and qualified:

James A. Finkelstein
Steven A. Farbman
John J. Rago
Joseph Lamport

Dated as of September 16, 1994.


/s/ Kimberly D. Gilbertson
-------------------------------
Kimberly D. Gilbertson
Incorporator


/s/ Cheryl A. Hawker
-------------------------------
Cheryl A. Hawker
Incorporator



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LAW JOURNAL EXTRA, INC.

(New York)

BY-LAWS


ARTICLE ONE

SHAREHOLDERS

SECTION 1.1. Annual Meeting. An annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly be presented at the meeting shall be held on such date and at such time as may be designated by resolution duly adopted by the Board of Directors.


SECTION 1.2. Special Meetings. A special meeting of shareholders may be called for any proper purpose, notice of which was given in the notice of meeting, at any time by the Board of Directors or the President and shall be called by any of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, that are proposed to be presented at the meeting, signed by holders of record of a majority of the shares that would be entitled to be voted on such matter or matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day.
At any such special meeting only such business may be transacted as is related to the purpose or purposes set forth in the notice required by Section 1.4.

SECTION 1.3. Place of Meetings. Each annual meeting shall be held at such place (within or without the State of New York) as shall be determined by the Board of Directors or the President. Each special meeting shall be held at such place (within or without the State of New York) as shall be determined by the person or persons calling the meeting or, if no place shall be so fixed, at such place as shall be determined by the Board of Directors or the President.

SECTION 1.4. Notice of Meetings.

(a) Written notice of a meeting of shareholders shall be given, personally or by mail, not less than ten more than fifty days before the meeting, to each shareholder entitled to vote at such meeting; such notice shall state the place, date and hour of the meeting and, unless it is the annual meeting, shall state the name or names of the person or persons calling the meeting. Notice of a special meeting of shareholders also shall state the purpose or purposes for which the meeting is called. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders fulfilling the requirements of
Section 623 of the New York Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to the effect and shall be accompanied by a copy of Section 623 or an outline of its material terms. If mailed, notice is given when deposited in the United States mail, with first class postage thereon prepaid, directed to each shareholder at his address as it appears on the record of shareholders, or, if he shall have duly filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

(b) When a meeting is adjourned to another time or place, it shall not be necessary to hive any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record of the new record date who is entitled to notice under paragraph (a) of this Section 1.4.

SECTION 1.5. Quorum. Except as otherwise required by law or in the Certificate of Incorporation, the holders of record of a majority of the shares entitled to be voted present in person or represented by proxy at a meeting shall constitute a quorum for the transaction of business at the meeting, but, in the absence of a


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quorum, the holders of record present in person or represented by proxy at such meeting may vote to adjourn the meeting from time to time until a quorum is obtained. A quorum once present to organize a meeting is not broken by the subsequent withdrawal of any shareholders.

SECTION 1.6. Presiding Officer and Secretary at Meetings. Each meeting of shareholders shall be presided over by the President or, if he is not present, by a person designated by the Board of Directors; if no such person is present, then the shareholders at the meeting present in person or represented by proxy shall be plurality vote elect a person to act as chairman of the meeting. The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or, if no such officer is present, a secretary of the meeting shall be designated by the chairman of the meeting.

SECTION 1.7. Voting. Except as otherwise provided by law or in the Certificate of Incorporation, and subject to the provisions of Section 1.10:

(a) each shareholder of record shall be entitled at every meeting of shareholders to one vote of or each share standing in his name on the books of the Corporation;

(b) directors shall be elected by a plurality vote;

(c) each matter, other than election of directors, properly presented to any meeting, shall be decided by a majority of the votes cast on the matter; and

(d) election of directors and the vote on any other matter presented to a meeting shall be by written ballot only if so ordered by the chairman of the meeting or if so requested by any shareholder at the meeting present in person or represented by proxy entitled to vote in such election or on such matter, as the case may be.

SECTION 1.8. Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is expressly stated to be given and is permitted by law.

SECTION 1.9. Consent of Shareholders in Lieu of Meeting. Whenever, by any provision of law or of the Certificate of Incorporation, shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. This Section
1.9 shall not be construed to alter or modify any provision of law or of the Certificate of Incorporation not inconsistent with the provisions of the New York Business Corporation Law under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

SECTION 1.10.  Fixing of Record Date.

(a) For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of the meeting, nor more than fifty days prior to any other action.

(b) When a determination of shareholders of record entitled to notice of or to vote at any meting of shareholders has been made as provided in this
     Section 1.10, such determination shall apply to any adjournment thereof, unless the Board of Directors shall fix a new record date under this
     Section 1.10 for the adjourned meeting.



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ARTICLE TWO

DIRECTORS

SECTION 2.1.   General Powers; Qualification.  The business of the
Corporation shall be managed under the direction of the Board of Directors, each of whom shall be at least eighteen years of age.

SECTION 2.2. Number; Term of Office. The number of directors that shall constitute the entire Board of Directors shall be determined from time to time by action of the Board of Directors taken by the affirmative vote of a majority of the entire Board of Directors, or, if the Board of Directors shall not have taken any such action, it shall be the number of directors elected by the sole incorporator. No decrease in the number of directors shall shorten the term of any incumbent director. Directors shall be elected at the annual meeting of shareholders to hold office, subject to Sections 2.3 and 2.4, until the next annual meeting of shareholders and until their respective successors are elected and qualified.

SECTION 2.3. Resignation. Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers. Unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 2.4. Removal. Any one or more directors may be removed, for or without cause, by the vote of the shareholders. Any one or more directors may be removed for cause by the Board of Directors.

SECTION 2.5. Newly Created Directorships; Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason, including removal without cause, may be filled by a vote of a majority of the directors then in the office, although less than a quorum, or by the sole remaining director. A director so chosen shall hold office, subject to Sections 2.3 and 2.4, until the next annual meeting of shareholders and until his successor has been elected and qualified.

SECTION 2.6. Regular and Annual Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and at such place (within or without the State of New York) as the Board of Directors may from time to time prescribe. No notice need be given of any regular meeting and a notice, if given, need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of shareholders at the same place as that at which such meeting was held.

SECTION 2.7. Special Meetings; Notice. A special meeting of the Board of Directors may be called at any time by the Board of Directors, the President or any person acting in the place of the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least two directors. Any such meeting shall be held at such time and at such place (within or without the State of New York) as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time and place thereof shall be given (a) by deposit of the notice in the United States mail, first class, postage prepaid, at least seven days before the day fixed for the meeting, addressed to each director at his address as it appears on the Corporation's records or at such other address as the director may have furnished the Corporation for that purpose, or (b) by delivery of the notice similarly addressed for dispatch by telex, telecopy, telegraph, cable or radio or by delivery of the notice by telephone or in person, in each case at least 24 hours before the time fixed for the meeting.

SECTION 2.8. Presiding Officer and Secretary at Meetings. Each meeting of the Board of Directors shall be presided over by the President, or by such member of the Board of Directors as shall be chosen by a majority of the directors present. The Secretary, or in his absence an Assistant Secretary, shall act as



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secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

SECTION 2.9. Quorum; Voting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting to another time and place, without notice other than announcement at the meeting, until such time as a quorum is present. In the absence of any such announcement, notice of any adjournment of the meeting to another time and place shall be given in accordance with the provisions of
Section 2.7. Except as otherwise required by law, the Certificate of Incorporation or the By-Laws, the vote of a majority of the directors present at a meeting of the Board of Directors, if a quorum is present at such time, shall be the act of the Board of Directors.

SECTION 2.10. Meeting by Telephone. Members of the Board of Directors or of any committee thereof may participate in meetings of the Board of Directors or of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 2.11. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto shall be filed with the minutes of proceedings of the Board of Directors or of such committee.


ARTICLE THREE

OFFICERS

SECTION 3.1. Election; Qualification. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Two or more offices may be held by the same person.

SECTION 3.2. Term of Office. Each officer shall hold office from the time of his election and qualification until the expiration of the term for which he is elected and until the time his successor is elected and qualified, unless sooner he shall die or resign or shall be removed pursuant to Section 3.4.

SECTION 3.3. Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers. Unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.4. Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

SECTION 3.5. Compensation. The compensation of each officer shall be such as the Board of Directors may from time to time determine.

SECTION 3.6. President. The President shall be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject, however, to the right of the Board of Directors to confer specified powers on officers and subject generally to direction of the Board of Directors.

SECTION 3.7. Vice President. Each Vice President shall have such powers and duties as generally pertain to the office of Vice President and as the Board of Directors or the President may from time to time



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prescribe.  During the absence of the President or his inability to act, the
Vice President, or if there shall be more than one Vice President then that one designated by the Board of Directors, shall exercise the powers and shall perform the duties of the President, subject to the direction of the Board of Directors.

SECTION 3.8. Secretary. The Secretary shall keep the minutes of all meetings of shareholders and of the Board of Directors. He shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, subject to the direction of the Board of Directors.

SECTION 3.9. Treasurer. The Treasurer shall have care of all funds and securities of the Corporation and shall exercise the powers and shall perform the duties incident to the office of Treasurer, subject to the direction of the Board of Directors.

SECTION 3.10. Other Officers. The Board of Directors may designate any other officers of the corporation, including one or more Assistant Secretaries and one or more Assistant Treasurers, who shall exercise the powers and shall perform the duties incident to their offices, subject to the direction of the Board of Directors.

SECTION 3.11. Bond. Any officer of the Corporation, if so required by the Board of Directors, shall give to the Corporation such bond or other security for the faithful performance of his duties as may be satisfactory to the Board of Directors.


ARTICLE FOUR

INDEMNIFICATION

SECTION 4.1. Indemnity. The Corporation shall indemnify to the fullest extent permitted from time to time by law, any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of the Corporation or any other Corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation heretofore or hereafter served in any capacity at the request of the Corporation, by reason of the fact that such person, or his or her testator or intestate is or was a director, officer or employee of the Corporation, or served such other Corporation, partnership joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of the threat of, the commencement of and/or the continuation of such action or proceeding or any appeal therein. The Corporation shall advance expenses incurred by any director or officer in defending a civil or criminal action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount advanced if such director or officer is ultimately found not to be entitled to indemnification or to the extent the expenses exceed the indemnification to which such director or officer is entitled. The indemnification provided by this paragraph shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or by-laws, or a resolution of shareholders, a resolution of directors, an agreement providing for such indemnification, or any insurance, provided that no indemnification may be made to or on behalf of any directors or officers if a judgment or other final adjudication adverse to the director or officer establishes that such director's or officer's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such director or officer personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

SECTION 4.2. Insurance. The Corporation shall have power to purchase and maintain insurance to indemnify (i) the Corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, any indemnification provided in the certificate of incorporation, a resolution of shareholders, a resolution of directors or any agreement, (ii) directors and officers in instances in which they may be indemnified by the Corporation under the provisions of this



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article, any indemnification provided in the certificate of incorporation, a resolution of shareholders, a resolution of directors or any agreement and (iii) directors and officers in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for retention amount and for co-insurance.

SECTION 4.3. Intent. The intention of the foregoing indemnification provisions is both to provide and to expand upon the indemnification provided by the New York Business Corporation Law as from time to time amended so as to maintain and continue to attract persons of high quality to serve the Corporation as officers, directors, or in similar capacities by offering the broadest form of indemnification possible under law.


ARTICLE FIVE

SHARES

SECTION 5.1. Certificates Representing Shares. The shares of the Corporation shall be represented by certificates or shall be uncertified shares. Any certificates representing the shares of the Corporation shall be in such form consistent with law and the Certificate of Incorporation as the Board of Directors may from time to time prescribe. Each certificate shall be signed by the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, or by such other officers of the Corporation as may be permitted by law, and may be sealed with the seal of the Corporation or a facsimile thereof. The signature of officers upon a certificate may be facsimile signatures only to the extent permitted by law.

SECTION 5.2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder of record thereof or by his attorney, present to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe. Any shares represented by a certificate shall be transferable only upon surrender of the certificate with an assignment endorsed thereon or attached thereto duly executed and with such proof of authenticity of signatures as the Corporation may reasonably require.

SECTION 5.3. Holders of Record. Prior to due presentment for registration of transfer, the Corporation may treat the holder of record of a share as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

SECTION 5.4. Lost, Destroyed, Mutilated or Stolen Certificates. The Corporation shall issue a new certificate for shares to replace a certificate theretofore issued by it alleged to have been lost, destroyed, mutilated or stolen, if the owner or his legal representative (i) submits a written request for the replacement of the certificate, together with the mutilated certificate or such evidence as the Board of Directors may deem satisfactory of the loss, destruction or theft of the certificate, and such request is received by the Corporation before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, (ii) files with the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction, mutilation or theft of any such certificate or the issuance of any such new certificate and (iii) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.


ARTICLE SIX

MISCELLANEOUS



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SECTION 6.1.   Inspection of Records.  The Board of Directors shall have
authority, except as otherwise provided by law, to determine the extent to which the books and records of account of the Corporation shall be open to inspection by a shareholder.

SECTION 6.2.   Waiver of Notice and Lapse of Time.

(a) Any action that is authorized to be taken after notice or after the lapse of a prescribed period of time may be taken without notice and without the lapse of such period of time, if at any time before or after such action is completed the person entitled to such notice or entitled to participate in the action to be taken, or, in the case of a shareholder, his attorney-in-fact, submits a signed waiver of notice or of such time requirement.

(b) Notice of any shareholders' meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

(c) Notice of any directors' meeting need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

SECTION 6.3. Fiscal Year. The fiscal year of the Corporation shall start on such date as the Board of Directors shall from time to time prescribe.

SECTION 6.4. Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe.


ARTICLE SEVEN

AMENDMENT OF BY-LAWS

SECTION 7.1. Amendment. The By-Laws may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any directors or by the Board of Directors upon the affirmative vote of a majority of the entire Board of Directors, but any by-law adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon as herein provided. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with concise statement of the changes made.